Exhibit 23.14

                           Patrick & Associates, P.A.
                         4040 Woodcock Drive, Suite 230
                           Jacksonville, Florida 32207

                          INDEPENDENT AUDITORS' CONSENT

         As independent auditors, we hereby consent to the incorporation by reference of our report dated June 8, 1995 with respect to First Choice Health Care Services of Ft. Lauderdale, Inc. in this Registration Statement on Form S-8 filed by PhyMatrix Corp., which report is incorporated by reference in this Registration Statement.


/s/ Patrick & Associates, P.A.

Patrick & Associates, P.A.
Jacksonville, Florida
May 10, 1996